EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
               100 William Street, 15th Floor, New York, NY 10038
                  USA Tel: (212) 269-6300 Fax: (212) 771-6445


July 17, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:      Great International Firms Portfolio, Series 13,
                  Bandwidth & Telecommunications Portfolio, Series 11A, Bandwidth & Telecommunications Portfolio, Series 11B, Biotechnology & Pharmaceutical Portfolio, Series 11A, Biotechnology & Pharmaceutical Portfolio, Series 11B,
                  Global Wireless Portfolio, Series 4A,
                  Global Wireless Portfolio, Series 4B,
                  Semiconductor Portfolio, Series 3A and
                  Semiconductor Portfolio, Series 3B
                      (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-39880


Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations